UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F., Beijing Business World
56 East Xinglong Street
Chongwen District
Beijing, China 100062
 (Address of principal executive offices) (Zip Code)

(86) 10-67026968
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 5, 2010, Subaye, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Report") to disclose the sale of its trade services business and certain assets of its entertainment business.  The Original Report also included pro forma financial information showing the effects of the transactions.  On May 18, 2010, the Company received a comment letter from the Securities and Exchange Commission which indicated that the pro forma financial information provided in the Original Report did not fully comply with Article 11 of Regulation S-X.  This Current Report on Form 8-K/A is being filed to amend and restate the pro forma financial information provided in the Original Report.

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 3, 2010, Subaye, Inc. (the “Company”) announced that it is discontinuing its trade services and movie entertainment businesses in order to focus on further developing its online video advertising business.  The Company has sold its trade services business and certain assets of its entertainment business for a total of $7 million in cash proceeds.  Pro forma financial information showing the effects of the transactions are presented in Item 9.01 of this Current Report on Form 8-K.

On April 29, 2010, the Company entered into a purchase and sale agreement (the “Agreement”) with Superb Quality Limited (“Superb”), pursuant to which the Company sold 100% of the ownership interest in Panyu M&M Co. Ltd., the Company’s wholly-owned subsidiary (“Panyu”), to Superb in exchange for $600,000 in cash.  Panyu is the Company’s trade services business and holds the necessary licenses to conduct international and domestic trading and provide logistics services to customers.  To the Company’s knowledge, there is no relationship between Superb and the Company or any of its affiliates, directors, officers or associates of any director or officer.

Additionally, to date the Company has sold certain of its movie copyrights, which are currently held by 3G Dynasty, Inc., the Company’s wholly-owned subsidiary (“3G”), and plans to sell the remaining assets of 3G from time to time, at the discretion of the Company’s management at commercially reasonable prices.  The operations of 3G will be discontinued.  To the Company’s knowledge, there are no relationships between any of the buyers of the movie copyrights or other 3G assets and the Company or any of its affiliates, directors, officers or associates of any director or officer.

Item 9.01  Financial Statements and Exhibits

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR SUBAYE, INC.

On May 3, 2010, the Company announced the decision to discontinue and complete the disposition of two of its business segments: the international and domestic trade business primarily focused on domestic trade and referred to as the “trading services” business segment, and the entertainment licensing and motion picture copyright trading business referred to as the “entertainment media” business segment.  In the unaudited pro forma consolidated financial information below, we refer to these businesses as the “Trading Services Business” and the “Entertainment Media Business,” collectively the “Discontinued Businesses.”

The unaudited pro forma consolidated financial information shown below is based on the historical consolidated financial statements of the Company.  The unaudited pro forma financial information presented reflects the estimated pro forma effect of the dispositions of the Discontinued Businesses on the Company.

The unaudited pro forma consolidated financial information is comprised of the following:

•	An unaudited pro forma consolidated balance sheet as of December 31, 2009, giving effect to the disposition of the Discontinued Businesses as if it occurred as of December 31, 2009.
•
An unaudited pro forma consolidated statement of operations for the three months ended December 31, 2009 giving effect to the disposition of the Discontinued Businesses as if it occurred on October 1, 2009

•	An unaudited pro forma consolidated statement of operations for the year ended September 30, 2009 giving effect to the disposition of the Discontinued Businesses as if it occurred on October 1, 2008
•	Notes to unaudited pro forma financial statements.

The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the disposition of the Discontinued Businesses. These pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition of the Discontinued Businesses on the Company. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009.

The unaudited pro forma consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition of the Discontinued Businesses been completed as of the dates presented. The information is not representative of future results of operations or financial position.

Subaye, Inc.
Unaudited Pro Forma Consolidated Balance Sheet (Footnote 2)
(in Thousands)
As of December 31, 2009

	As Reported, December 31, 2009	Pro Forma Adjustment for Disposal of Trading Services Business Segment	Pro Forma Adjustments for Disposal of Entertainment Media Business Segment	Pro Forma as of December 31, 2009
Assets
Current Assets
Cash	$2,668	$(1,672)	$21,773	$22,769
Accounts Receivable, Net	13,523	(3,806)	(3,154)	6,563
Prepaid Expenses	3,742	(574)	(1,121)	2,047
Deposit for Inventoriable Assets	8,147	—	—	8,147
Other Current Assets	1,311	(51)	—	1,260
Total Current Assets	29,391	(6,103)	17,498	40,786

Property & Equipment, Net	9,338	(16)	—	9,322

Copyrights, Net	24,386	—	(24,386)	—

Goodwill	557	(353)	(204)	—

Total Assets	$63,672	$(6,472)	$(7,092)	$50,108

Liabilities
Current Liabilities
Accounts Payable and Accrued Expenses	5,906	(3,533)	(1,104)	1,359
Short Term Debt	2,972	(2,972)	—	—
Total Current Liabilities	8,878	(6,505)	—	1,359

Total Liabilities	8,878	(6,505)	(1,014)	1,359

Stockholders’ Equity
Preferred Stock	—	—	—	—
Common Stock	7	—	—	7
Additional Paid in Capital	48,021	—	—	48,021
Deferred Stock Based Compensation	(6,789)	—	—	(6,789)
Accumulated Other Comprehensive Income	(27)	—	—	(27)
Retained Earnings	13,582	33	(6,078)	7,537
	54,794	33	(6,078)	48,749

Total Liabilities and Stockholders’ Equity	$63,672	$(6,472)	$(7,092)	$50,108

Subaye, Inc.
Unaudited Pro Forma Consolidated Statement of Operations (Footnote 2)
(in Thousands)
For the Three Months Ended December 31, 2009

	As Reported	Pro Forma Adjustment for Disposal of Trading Services Business Segment	Pro Forma Adjustments for Disposal of Entertainment Media Business Segment	Pro Forma

Revenues	$12,714	$(4,255)	$(1,547)	$6,912
Costs of Sales	7,111	(4,133)	(1,551)	1,427
Gross Profit	5,603	(122)	4	5,485
Operating Expenses
Advertising	427	—	(333)	94
Other Selling, General and Administrative	1,347	(98)	16	1,265
Total Operating Expenses	1,774	(98)	(317)	1,359
Income From Operations Before Income Taxes	3,829	(24)	321	4,126
Income Tax	(883)	6	—	(877)
Net Income	2,946	(18)	321	3,249
Net Income Attributable to the Noncontrolling Interest	(472)	—	—	(472)
Net Income Attributable to Subaye	$2,474	$(18)	$321	$2,777

Net Income Per Share:

Basic	$0.47			$0.53

Diluted	$0.47			$0.53

Weighted Average Shares Outstanding:
Basic	5,209,013			5,209,013
Diluted	5,231,013			5,231,013

Subaye, Inc.
Unaudited Pro Forma Consolidated Statement of Operations (Footnote 2)
(in Thousands)
For the Year Ended September 30, 2009

	As Reported	Pro Forma Adjustment for Disposal of Trading Services Business Segment	Pro Forma Adjustments for Disposal of Entertainment Media Business Segment	Pro Forma

Revenues	$47,987	$(11,061)	$(10,275)	$26,651
Costs of Sales	24,642	(10,792)	(7,893)	5,957
Gross Profit	23,345	(269)	(2,382)	20,694
Operating Expenses
Advertising	7,222	—	1,867	9,089
Other Selling, General and Administrative	3,303	(252)	(15)	3,036
Total Operating Expenses	10,525	(252)	1,852	12,125
Income From Operations Before Minority Interest	12,820	(17)	(4,234)	8,569
Income in the Minority Interest	(3,042)	—	—	(3,042)
Net Income	9,778	(17)	(4,234)	5,527
Foreign Translation Adjustment	24	—	—	24
Comprehensive Income	$9,802	$(17)	$(4,234)	$5,551

Net Income Per Share:

Basic	$5.33			$3.01

Diluted	$5.32			$3.01

Weighted Average Shares Outstanding:
Basic	1,836,217			1,836,217
Diluted	1,839,230			1,839,230

Subaye, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands)

Note 1     Basis of Presentation

The unaudited pro forma financial information of Subaye, Inc. (the “Company”) is presented to illustrate the effect of the Company’s May 3, 2010 decision to discontinue and dispose of its Trading Services Business and its Entertainment Media Business on its historical financial position and operating results.  The unaudited pro forma balance sheet as of December 31, 2009 is based on the historical financial statements of the Company as of December 31, 2009 after giving effect to the disposition of the Discontinued Businesses as if it had occurred as of December 31, 2009.  The unaudited pro forma statement of operations for the fiscal year ended September 30, 2009 is based on the historical financial statement of the Company after giving effect to the transaction as if it had occurred on October 1, 2008.  The unaudited pro forma statement of operations for the three months ended December 31, 2009 is based on the historical financial statement of the Company after giving effect to the transaction as if it had occurred on October 1, 2009.  The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2009 Annual Report on Form 10-K, as filed on December 29, 2009.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the Company would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results or financial position.  However, pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Note 2     Pro Forma Adjustments

The unaudited pro forma consolidated Balance Sheet at December 31, 2009 reflects the following adjustments:

(1)
Reflects the sale the Trading Services Business, specifically the transfer of cash, accounts receivable, prepaid expenses, other current assets and property and equipment and the buyer’s assumption of accounts payable, and short term debt associated with the Trading Services Business, as well as the receipt of cash proceeds of $600 associated with the sale of Panyu M&M Co., Ltd. under the terms agreed to and consummated on April 29, 2010.

(2)	Reflects the elimination of goodwill related to the Trading Services Business as well as the goodwill related to the Entertainment Media Business.
(3)
Reflects the sale of all of the assets of the Entertainment Media Business, specifically the transfer of cash, accounts receivable, prepaid expenses, and copyrights and the buyer’s assumption of certain accounts payable associated with the Entertainment Media Business, as well as the receipt of cash proceeds of $22,000, which is the Company’s best estimate of the cash proceeds the Company will receive from the sale of these assets, determined as of the date these pro forma financial statements are being issued.

(4)
Reflects the recognition of the related gain associated with the sale of certain assets related to the Entertainment Media Business as well as the Trading Services Business through an adjustment to pro forma retained earnings.

The unaudited pro forma condensed consolidated Statement of Operations for the three months ended December 31, 2009 reflects the following adjustments:

•	Reflects the elimination of revenues related to the Trading Services Business sold of $4,255 and the elimination of revenues related to the Entertainment Media Business of $1,547, respectively.

•
Reflects the elimination of costs of sales related to the Trading Services Business sold of $4,133 and the elimination of costs of sales related to the Entertainment Media Business of $1,551, respectively.

•
Reflects the elimination of operating expenses related to the Trading Services Business of $98 and the elimination of operating expenses related to the Entertainment Media Business of $317, respectively.

•	Reflects the income tax savings due to the elimination of earnings related to the Trading Services Business at the statutory rate of 25%.

The unaudited pro forma condensed consolidated Statement of Operations for the year ended September 30, 2009 reflects the following adjustments

•	Reflects the elimination of revenues related to the Trading Services Business sold of $11,061 and the elimination of revenues related to the Entertainment Media Business of $10,275, respectively.
•
Reflects the elimination of costs of sales related to the Trading Services Business sold of $10,792 and the elimination of costs of sales related to the Entertainment Media Business of $7,893, respectively.

•
Reflects the elimination of operating expenses related to the Trading Services Business of $252, the elimination of operating expenses related to the Entertainment Media Business of $15, and the addition of advertising expense charged to the Company by a subsidiary of the Entertainment Media Business of $1,867, which had previously been eliminated during consolidation, respectively.

•	Reflects the income tax savings due to the elimination of earnings related to the Trading Services Business at the statutory rate of 25%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 25, 2010

SUBAYE, INC.

By:	/s/ James T. Crane
Name:	James T. Crane
Title:	Chief Financial Officer